UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
__________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 8, 2009

ICU MEDICAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant’s telephone number, including area code

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On July 8, 2009, ICU Medical, Inc. (“ICU Medical”) entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) with Hospira, Inc. (“Hospira”), ICU Medical’s largest customer.

Pursuant to the terms of the Asset Purchase Agreement, ICU Medical has agreed to purchase the commercial rights and physical assets of Hospira’s critical care product line for approximately $35 million in cash.  The transaction is expected to close during the third quarter of 2009 and is subject to certain closing conditions.

ICU Medical and Hospira are parties to a previously reported Manufacturing, Commercialization and Development Agreement, dated February 25, 2005, as amended (the “MCDA”), pursuant to which ICU Medical manufactures certain products in Hospira’s critical care product line for sale to Hospira.  As a condition to the closing of the transaction, ICU Medical and Hospira will enter into a Release Agreement to release each other from certain obligations under the MCDA.

The Asset Purchase Agreement also provides that as a condition to the closing of the transaction, ICU Medical and Hospira will enter into (i) a Manufacturing Agreement, pursuant to which Hospira or one of its subsidiaries will continue to manufacture and supply certain critical care products to ICU Medical until December 31, 2010, and (ii) a Transition Services Agreement, pursuant to which Hospira or one of its subsidiaries will provide certain services related to the critical care product line to ICU Medical for a period of up to 18 months.

On July 9, 2009, ICU Medical and Hospira issued a joint press release announcing the entry into the Asset Purchase Agreement.  A copy of the press release is furnished as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(d)             Exhibits

99.1	Press release dated July 9, 2009.

*           *           *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” “expect,” “believe,” “could,” “would,” “estimate,” “continue,” “build,” “expand” or the negative thereof or comparable terminology, and may include (without limitation) information regarding ICU Medical’s expectations, goals or intentions regarding the future, including statements regarding the expectation that the transaction will close during the third quarter of 2009; the entry into additional agreements by the parties; and the terms and conditions of the transaction. These forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include (without limitation) the satisfaction of the closing conditions set forth in the Asset Purchase Agreement; the possibility that the transaction will not close or that the closing will be delayed; and the effect of the economy on our business. Other factors that could cause actual results to differ are discussed in ICU Medical’s Annual Report on Form 10-K for the year ended December 31, 2008; its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and in other current and periodic reports filed from time to time with the Securities and Exchange Commission. Forward-looking statements contained in this Current Report on Form 8-K are made only as of the date hereof, and ICU Medical undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 9, 2009

                                                           ICU MEDICAL, INC.

                                                           /s/Scott E. Lamb
                                                           Scott E. Lamb
                                                           Secretary, Treasurer and
                                                           Chief Financial Officer

EXHIBIT INDEX

   Exhibit             Description
99.1	Press release dated July 9, 2009.